Exhibit 16.1

March 27, 2015

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Ladies and Gentlemen

Re: EFH Group, Inc. (formerly  Twentyfour/seven Ventures, Inc.)

Commission File No. 000-55175

We have read the statements that we understand EFH Group, Inc.  (formerly Twentyfour/seven Ventures, Inc.)  will include under Item

4.01 of the Form 8-K report dated March 27, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033  ~ Phone 303-968-3281  ~  Fax 303-456-7488  ~  www.cutlercpas.com